Exhibit (e.2)

Exhibit A

to the

Distribution Agreement

Fund Names

Effective Date

Frontegra MFG Core Infrastructure Fund	April 2, 2018

Frontier MFG Global Sustainable Fund	December 17, 2018

Exhibit A amended: June 11, 2024